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                                                                    Exhibit 23.3


CONSENT OF MORGAN STANLEY (CANADA) LIMITED

                                                          January 29, 1998

LTM Holdings, Inc.
711 Fifth Avenue
New York, NY 10022

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of LTM Holdings, Inc. on Form S-4, relating to the proposed merger between LTM Holdings, Inc. and Cineplex Odeon Corporation, of our opinion letter appearing as Annex I to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,


                                   MORGAN STANLEY (CANADA) LIMITED


                                   By: /s/ PETER DEY

                                        Name: Peter J. Dey
                                        Title: Chairman & Managing Director